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Exhibit 23.2

Consent of KPMG LLP, Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement on Form S-8 of Chiron Corporation of our report dated January 28, 2002, relating to the consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows of Chiron Corporation and subsidiaries for the year ended December 31, 2001 and the related consolidated 2001 financial statement schedule, included in the December 31, 2003 Annual Report on Form 10-K of Chiron Corporation.

                      /s/ KPMG LLP

San Francisco, California
August 2, 2004

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Consent of KPMG LLP, Independent Registered Public Accounting Firm